UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report	November 16, 2004
(Date of earliest event reported)

Protection One, Inc.	Protection One Alarm Monitoring, Inc.
(Exact Name of Registrant as Specified in Charter)	(Exact Name of Registrant as Specified in Charter)

Delaware	Delaware
(State or Other Jurisdiction of Incorporation)	(State or Other Jurisdiction of Incorporation)

1-12181-01	1-12181
(Commission File Number)	(Commission File Number)

93-1063818	93-1065479
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

818 S. Kansas Avenue Topeka, Kansas 66612	818 S. Kansas Avenue Topeka, Kansas 66612
(Address of Principal Executive Offices, Including Zip Code)	(Address of Principal Executive Offices, Including Zip Code)

(785) 575-1707	(785) 575-1707
(Registrant’s Telephone Number Including Area Code)	(Registrant’s Telephone Number Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 1.02 Termination of a Material Definitive Agreement

Unless the context otherwise indicates, references in this report to the “Company,” “Protection One,” “we,” “us,” “our” or similar words are to Protection One, Inc. and/or its wholly owned subsidiary, Protection One Alarm Monitoring, Inc.  Protection One Inc.’s sole asset is, and Protection One Inc. operates solely through, Protection One Alarm Monitoring, Inc. and Protection One Alarm Monitoring, Inc.’s wholly owned subsidiaries.  Unless the context otherwise indicates, references in this report to “Quadrangle”  are to POI Acquisition, L.L.C. , POI Acquisition I, Inc., Quadrangle Master Funding Ltd. and/or their affiliated entities.

On November 12, 2004, Protection One, Inc., POI Acquisition L.L.C. and POI Acquisition I, Inc. entered into a settlement agreement with Westar Energy, Inc. (“Westar”) that, among other things, terminated the Company’s tax sharing agreement with Westar, settled all of its claims with Westar relating to the tax sharing agreement and settled all claims between Quadrangle and Westar relating to the Westar sale transaction.  The Westar tax sharing settlement agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.  In accordance with the Westar tax sharing settlement agreement, among other things, Westar paid the Company approximately $45.9 million in cash and transferred to it 7 3/8% senior notes of the Company, due 2005, with aggregate principal and accrued interest of approximately $27.1 million.  The Company had a receivable balance of $34.0 million at September 30, 2004 relating to the tax sharing agreement with Westar, and it expects to record a tax benefit of approximately $39.0 million as a result of the Westar tax sharing settlement.  The Company intends to cancel the 7 3/8% senior notes due 2005 that it received pursuant to the Westar tax sharing settlement, resulting in an approximately $26.6 million reduction in the principal amount of its indebtedness.  The Company also used a portion of the proceeds from the Westar tax sharing settlement to make a $14.5 million principal payment on its revolving credit facility with Quadrangle, further reducing its outstanding indebtedness.

On November 12, 2004, the Company also entered into an exchange agreement with Quadrangle to restructure a significant portion of its revolving credit facility.  The exchange agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference.  Upon consummation of the Quadrangle debt restructuring, Quadrangle will reduce the aggregate principal amount outstanding under the revolving credit facility by $120 million in exchange for the equivalent of 800,000,000 shares of the Company’s currently outstanding common stock.  The Company also plans to implement a 1:50 reverse stock split in connection with the planned Quadrangle debt restructuring.

Based on the 98,282,679 shares of common stock outstanding as of November 10, 2004, immediately following the consummation of the Quadrangle debt restructuring, the new shares of the Company’s common stock issued to Quadrangle in the Quadrangle debt restructuring would represent approximately 89% of all shares of the Company’s common stock outstanding, and the shares outstanding immediately before the consummation of the Quadrangle debt restructuring, including the shares currently held by Quadrangle that were acquired from Westar in February 2004, would represent approximately 11% of all shares of the Company’s common stock outstanding immediately after the Quadrangle debt restructuring.

Upon consummation of the Quadrangle debt restructuring, the Company has agreed to amend and restate the revolving credit facility to provide, among other things, that:

•              the interest rate will be increased; and

•              the Company will use the proceeds from asset sales, if any, the Westar tax sharing settlement and additional cash, subject to certain allowances, to further pay-down the outstanding principal and accrued interest under the revolving credit facility with Quadrangle.

In addition, the maturity date of the revolving credit facility has been extended until August 15, 2005, subject to earlier termination if the exchange agreement is terminated. Quadrangle has also agreed to waive and release all defaults and events of default under the revolving credit facility existing immediately prior to the consummation of the Quadrangle debt restructuring.  The Company has agreed to pay to Quadrangle an exchange fee of $1.15 million upon consummation of the Quadrangle debt restructuring.

Promptly following the consummation of the Quadrangle debt restructuring, the Company intends to commence a change of control repurchase offer at 101% of the principal amount for the outstanding 13 5/8% senior subordinated discount notes due June 2005, which had aggregate outstanding principal of $29.9 million as of September 30, 2004, on substantially the same terms as are contemplated by the indenture relating to such notes.

As part of the planned Quadrangle debt restructuring, the Company will also adopt a new long-term equity incentive plan for management and enter into a registration rights agreement and stockholder agreement with Quadrangle, as described in the exchange agreement.

As the Company’s majority stockholder, Quadrangle has also agreed to act by written consent to approve certain aspects of the Restructuring, including the amendment and restatement of the Company’s certificate of incorporation to implement the reverse stock split.

The consummation of the Quadrangle debt restructuring and related transactions is contingent upon numerous conditions, including:

•              filing and clearance of an information statement on Schedule 14C with the Securities and Exchange Commission, which information statement must be distributed to stockholders at least twenty days prior to the consummation of the Quadrangle debt restructuring;

•              adoption by the Company of a long term management incentive plan substantially in accordance with the terms set forth in the exchange agreement and otherwise on terms reasonably satisfactory to the Company and Quadrangle; and

•              satisfaction or waiver of each of the other conditions to closing set forth in the exchange agreement, including that no material adverse change shall have occurred to the Company’s assets, liabilities, business or results of operations.

If the Company does not consummate the Quadrangle debt restructuring, it would likely be forced to seek a different out-of-court debt restructuring and/or seek the protection of federal bankruptcy laws to reorganize its indebtedness, and in connection with any such restructuring or reorganization, the interests represented by currently outstanding shares of the Company’s common stock would likely be substantially diluted or cancelled in whole or in part and its creditors may receive less than 100% of the face value of their claims.

On November 12, 2004, in connection with entering into the exchange agreement, the Company reached an agreement to further extend the standstill agreements among the Company, Protection One Alarm Monitoring, Inc., Network Multi-Family Security Corporation and Quadrangle.  The terms of the new extensions require the applicable Quadrangle Group affiliate(s), under certain conditions, to continue to forbear until the earlier of (i) the closing date of the exchange agreement entered into between the Company, Protection One Alarm Monitoring, Inc. and Quadrangle; (ii) the termination of the exchange agreement pursuant to its terms; or (iii) subject to certain conditions, the occurrence of a Termination Event under the exchange agreement.  The extension agreements are filed as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

In addition to the $73 million that the Company has received from Westar under the Westar tax sharing settlement, the Company is also potentially entitled to certain contingent payments, depending on whether Westar claims and receives certain additional tax benefits in the future with respect to the February 17, 2004 sale transaction.  The Company is unable to determine at this time whether Westar will claim any such benefits or, if Westar were to claim any such benefits, the amount of the benefits that Westar would claim or when or whether Westar would actually receive any such benefits.  Due to this uncertainty, the Company has not recorded any tax benefit with respect to any such potential contingent payments.  The Company’s Form 10-Q filed on November 15, 2004 contains additional information relating to the Westar tax sharing settlement, the Quadrangle debt restructuring, the Company’s business and risks associated with an investment in the Company’s securities.

On November 11, 2004 the Board of Directors of the Company approved the payment of an additional $50 thousand to a law firm to replenish a retainer, for which the Board had previously approved aggregate payments by the Company of $150 thousand, for services provided and to be provided by the law firm to the Company's Chief Executive Officer, Chief Financial Officer, Executive Vice President/President of Network Multifamily Security Corporation and Executive Vice President  in connection with the review and negotiation of their employment agreements and other incentive arrangements with the Company.

Approximately 87% of the outstanding shares of the Company’s common stock is owned by POI Acquisition I, Inc., a subsidiary of POI Acquisition, L.L.C.  POI Acquisition, L.L.C. and POI Acquisition I, Inc. are entities formed by Quadrangle Capital Partners L.P., Quadrangle Select Partners L.P., Quadrangle Capital Partners-A L.P. and Quadrangle Master Funding Ltd.  POI Acquisition I, Inc. and Quadrangle Master Funding

Ltd. are the lenders under the Company’s revolving credit facility, under which approximately $201 million is outstanding.  Westar Energy, which beneficially owned 87% of the outstanding shares of the Company’s common stock until such shares were sold to Quadrangle on February 17, 2004, provides administrative services to the Company pursuant to an agreement, referred to as the administrative services agreement, which includes accounting, tax, audit, human resources, legal, purchasing, facilities services and use of computer systems.  The administrative services agreement will terminate on February 17, 2005, one year after the date of sale of the Company by Westar unless an earlier termination date is mutually agreed upon.  The Company transitioned from using Westar Energy’s human resources application during the third quarter and anticipates completing a transition from Westar Energy’s accounting application by year end.

Caution Regarding Forward-Looking Statements

This Current Report on Form 8-K and the materials incorporated by reference herein include “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  These forward-looking statements generally can be identified as such because the context of the statement includes words such as we “believe,” “expect,” “anticipate,” “will,” “should” or other words of similar import.  Similarly, statements herein that describe our objectives, plans or goals also are forward-looking statements.  Such statements include those made on matters such as our earnings and financial condition, litigation, accounting matters, our business, our efforts to consolidate and reduce costs, our customer account acquisition strategy and attrition, our efforts to implement new financial software, our liquidity and sources of funding and our capital expenditures.  All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements.  We continue to face liquidity problems caused by our significant debt burdens and continuing net losses.  The consummation of the sale of its ownership interests in us by Westar Industries, Inc., a wholly owned subsidiary of Westar Energy, Inc., which we refer to collectively as Westar, our former majority owner that beneficially owned approximately 88% of our common stock, to POI Acquisition, L.L.C. and POI Acquisition I, Inc., entities formed by Quadrangle Capital Partners L.P., Quadrangle Select Partners L.P., Quadrangle Capital Partners-A L.P. and Quadrangle Master Funding Ltd., which we refer to collectively as Quadrangle, and the assignment of Westar’s rights and obligations as the lender under our revolving credit facility to POI Acquisition, L.L.C., resulted in a $285.9 million non-cash charge against our income in the first quarter of 2004 to establish a valuation allowance for deferred tax assets that we believed were not realizable, and the sale is expected to further materially adversely affect our financial position, results of operations and liquidity.  If we do not consummate the Quadrangle debt restructuring described in this Form 8-K, we would likely be forced to seek a different out-of-court debt restructuring and/or seek the protection of federal bankruptcy laws to reorganize our indebtedness, and in connection with any such restructuring or reorganization, the interests represented by currently outstanding shares of our common stock would likely be substantially diluted or cancelled in whole or in part and our creditors may receive less than 100% of the face value of their claims.  Statements made in this Form 8-K regarding the sale by Westar, the planned Quadrangle debt restructuring and the possible effect of these matters on us also constitute forward-looking statements.  The forward-looking statements included herein are made only as of the date of this report and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.  Please refer to “Risk Factors” in our Form 10-K for the year ended December 31, 2003 for more information regarding risks and uncertainties that may cause our actual results to differ materially from the results anticipated in our forward-looking statements.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit 10.1            Settlement agreement, dated November 12, 2004, among Protection One, Inc., POI Acquisition L.L.C., POI Acquisition I, Inc. and Westar Energy, Inc. (incorporated by reference to Exhibit 10.5 to the Company’s Form 10-Q filed November 15, 2004).

Exhibit 10.2            Exchange agreement, dated November 12, 2004, among Protection One, Inc., Protection One Alarm Monitoring, Inc., POI Acquisition L.L.C., POI Acquisition I, Inc. and Quadrangle Master Funding Ltd. (incorporated by reference to Annex V contained in Exhibit 10.5 to the Company’s Form 10-Q filed November 15, 2004).

Exhibit 10.3            Equity standstill agreement, dated November 12, 2004, among Protection One, Inc. and POI Acquisition I, Inc. (incorporated by reference to Annex VI contained in Exhibit 10.5 to the Company’s Form 10-Q filed November 15, 2004)

Exhibit 10.4            Credit standstill agreement, dated November 12, 2004, among Protection One, Inc., Protection One Alarm Monitoring, Inc., Network Multi-Family Security Corporation, POI Acquisition, L.L.C. and Quadrangle Master Funding Ltd. (incorporated by reference to Annex VII contained in Exhibit 10.5 to the Company’s Form 10-Q filed November 15, 2004)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROTECTION ONE, INC.

Date: November 16, 2004	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer

PROTECTION ONE ALARM MONITORING, INC.

Date: November 16, 2004	By:	/s/ Darius G. Nevin
Name: Darius G. Nevin
Title: Executive Vice President and
Chief Financial Officer